Exhibit 10.3

                             SECURED PROMISSORY NOTE

$1,000,000.00                                                   Somers, New York
                                                                  March 16, 2006

      FOR VALUE RECEIVED, Kraft Rt., a Hungarian corporation (the "Maker"), hereby promises to pay American United Global, Inc., a Delaware corporation (the "Payee"), the principal sum of One Million Dollars ($1,000,000), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by the earlier of (i) April 3, 2006 in the event that shareholders representing a minimum of 80% of the equity interest of the Maker have not entered into a Securities Purchase Agreement with Payee materially identical to that entered into by and between the Payee and Zoltan Kiss and Laszlo Farkas as of the date hereof or (ii) Mach 16, 2007 (the "Maturity Date"). Maker further promises to pay on the Maturity Date interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum. Interest shall be calculated on the basis of a 360 day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York.

      This Note can be prepaid in whole or in part at any time without the consent of the Payee.

      This Note is, as of the date hereof, secured by a security interest granted to Payee pursuant to a Security Interest and Pledge Agreement (the "Security Agreement")delivered by Zoltan Kiss to Payee. The Maker acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Maker, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Payee should be entitled to, among other relief to which the Payee may be entitled under the Note or Security Agreement and any other agreement to which the Maker and Payee are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Payee to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE MAKER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE MAKER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE PAYEE TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Maker hereby consents to any motion for relief from stay which may be filed by the Payee in any bankruptcy or insolvency proceeding initiated by or against the Maker and, further, agrees not to file any opposition to any motion for relief from stay filed by the Payee. The Maker represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Payee would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Maker further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Payee nor any person acting on behalf of the Payee has made any representations to induce this waiver, that the Maker has been represented (or has had the opportunity to be represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Maker and that the Maker has had the opportunity to discuss this waiver with counsel. The Maker further agrees that any bankruptcy or insolvency proceeding initiated by the Maker will only be brought in courts within the geographic boundaries of New York State.


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      Upon the occurrence of any of the following events (each, an "Event of
Default" and collectively, the "Events of Default"):

      (a) failure by Maker to pay the principal or interest of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; or

      (b) a final judgment for the payment of money in excess of $50,000 shall be rendered against Maker, and such judgment shall remain undischarged for a period of sixty days from the date of entry thereof unless within such sixty day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal; or

      (c) if Maker shall default in respect of any evidence of indebtedness or under any agreement under which any notes or other evidence of indebtedness of Maker are issued, if the effect thereof is to cause, or permit the holder or holders thereof to cause, such obligation or obligations in an amount in excess of $50,000 in the aggregate to become due prior to its or their stated maturity or to permit the acceleration thereof; or

      (d) if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker resulting from an obligation or obligations in an amount in excess of $50,000; or

      (e) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

      (f) there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (e) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days; or then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at a rate equal to fifteen percent (15%) per annum until the indebtedness evidenced by this Note is paid in full, plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses; or


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      (g)   Krisztina Szabo, Noemi Szabo, Gyula Winkler, Nagyezsda Kiss, Joseph
Kiss and Maria Kiss have not entered into a Securities Purchase Agreement with the Payee materially identical to that entered into by and between the Payee and Zoltan Kiss and Laszlo Farkas as of the date hereof by April 15, 2006.

      Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

      This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged. The Maker hereby authorizes the Payee to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

      This Note shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and inure to the benefit of the Payee, his successors, endorsees, assigns, heirs, administrators and executors. The Maker hereby irrevocably consents to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                              KRAFT RT.


                                              By: /s/Zoltan Kiss
                                                   Zoltan Kiss,
                                                   Director


                                                   /s/Zoltan Kiss
                                                   Zoltan Kiss


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